As filed with the Securities and Exchange Commission on January 29, 2024.

Registration No. 333-276495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alto Neuroscience, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	83-4210124
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Alto Neuroscience, Inc.

369 South San Antonio Road

Los Altos, CA 94022

Tel: (650) 200-0412

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amit Etkin, M.D., Ph.D.

President and Chief Executive Officer

Alto Neuroscience, Inc.

369 South San Antonio Road

Los Altos, CA 94022

Tel: (650) 200-0412

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Divakar Gupta Christina T. Roupas Courtney M.W. Tygesson Laurie Bauer Cooley LLP 110 North Wacker Drive Suite 4200 Chicago, IL 60606 Tel: (312) 881-6500	Nicholas Smith Chief Financial Officer Alto Neuroscience, Inc. 369 South San Antonio Road Los Altos, CA 94022 Tel: (650) 200-0412	Nathan Ajiashvili Christopher Lueking Ross McAloon Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Tel: (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment No. 2”) to the Registration Statement on Form S-1 of Alto Neuroscience, Inc. (File No. 333-276495) (the “Registration Statement”) is being filed as an exhibit-only filing solely to file an updated filing fee table herewith as Exhibit 107 (the “Filing Fee Table”). Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Filing Fee Table filed herewith as Exhibit 107. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1*	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective immediately prior to the closing of this offering

3.3*	Amended and Restated Bylaws of the Registrant, as currently in effect

3.4*	Form of Amended and Restated Bylaws of the Registrant, to be effective immediately prior to the closing of this offering

3.5*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (as currently in effect)

4.1*	Form of Common Stock Certificate

4.2†*	Amended and Restated Investor Rights Agreement, by and among the Registrant and certain of its stockholders, dated as of November 20, 2023

4.3†*	Warrant to Purchase Preferred Stock, dated December 16, 2022, issued to K2 HealthVentures Equity Trust LLC

5.1*	Opinion of Cooley LLP

10.1+*	2019 Equity Incentive Plan

10.2+*	Form of Option Grant Notice and Agreement, Exercise Notice, Early Exercise Notice, and Restricted Award Notice under the 2019 Equity Incentive Plan

10.3+*	2024 Equity Incentive Plan

10.4+*	Form of Option Grant Notice and Agreement, and Exercise Notice under the 2024 Equity Incentive Plan

10.5+*	Form of RSU Award Grant Notice and Agreement under the 2024 Equity Incentive Plan

10.6+*	2024 Employee Stock Purchase Plan

10.7+*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers

10.8+*	Form of Employment Offer Letter for executive officers

10.9+*	Form of Amendment to Employment Offer Letter

10.10†*	Loan and Security Agreement, by and among the Registrant, K2 HealthVentures LLC, as a lender, and the other lenders from time to time party thereto, or collectively the Lender, K2 HealthVentures LLC, as administrative agent for the Lender, and Ankura Trust Company, LLC, as collateral agent for the Lender, dated as of December 16, 2022

10.11#*	Exclusive License Agreement With Equity, by and between the Registrant and The Board of Trustees of the Leland Stanford Junior University, dated as of December 6, 2019, as amended as of May 18, 2020 and December 11, 2023

Exhibit No.	Description

10.12#*	License Agreement, by and between the Registrant and Sanofi, dated as of May 18, 2021

10.13#*	Patent and Know-How License Agreement, by and between the Registrant and Cerecor Inc. (k/n/a Avalo Therapeutics, Inc.), dated as of May 28, 2021

10.14#*	Exclusive License Agreement, by and between Dow Agrosciences LLC and Neuralstem, Inc., dated as of December 1, 2016.

10.15†*	Asset Transfer Agreement, by and between the Registrant and Palisade Bio, Inc. (formerly Seneca Biopharma, Inc., formerly Neuralstem Inc.), dated as of October 18, 2021

10.16*	Assignment and Assumption Agreement, by and between the Registrant and Palisade Bio, Inc. (formerly Seneca Biopharma, Inc., formerly Neuralstem Inc.), dated as of October 18, 2021

10.17#*	Asset Purchase Agreement, by and between the Registrant and Teva Pharmaceutical Industries, Ltd., dated as of October 4, 2021

10.18#*	Joint Development and License Agreement, by and between the Registrant and MedRx Co., Ltd., dated as of September 25, 2023

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (see signature page)

99.1*	Consent of Husseini Manji, M.D. as director nominee

107	Filing Fee Table

*	Previously filed.
+	Indicates management contract or compensatory plan.
†	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#

Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that the omitted information is (i) not material and (ii) the type of information that the registrant customarily and actually treats as private or confidential.

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(a)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Altos, State of California, on the 29th day of January, 2024.

ALTO NEUROSCIENCE, INC.

By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amit Etkin Amit Etkin, M.D., Ph.D.	President, Chief Executive Officer, and Chair of the Board of Directors (Principal Executive Officer)	January 29, 2024

/s/ Nicholas Smith Nicholas Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	January 29, 2024

* Po Yu (Jeff) Chen, Ph.D.	Director	January 29, 2024

* Christopher Nixon Cox	Director	January 29, 2024

* Chris Dimitropoulos	Director	January 29, 2024

* Andrew Dreyfus	Director	January 29, 2024

* Michael Liang, Ph.D.	Director	January 29, 2024

* Aaron N.D. Weaver	Director	January 29, 2024

* Gwill York	Director	January 29, 2024

*By:	/s/Amit Etkin
Amit Etkin, M.D., Ph.D.
Attorney-in-Fact

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